CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the use in the foregoing Registration Statement on Form SB-2 of our report dated September 6, 2002, relating to the financial statements of Insynq, Inc. appearing in the Insynq, Inc. Annual Report on Form 10-KSB for the years ended May 31, 2002 and 2001, filed with the Securities and Exchange Commission on September 23, 2002, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
March 18, 2003